Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3 and related Prospectus of Andeavor Logistics LP, Tesoro Logistics Finance Corp. and other registrants for the registration of common units representing limited partner interests, senior debt securities and subsidiary guarantees of senior debt securities and to the incorporation by reference therein of our report dated February 21, 2017, except for Note 13, as to which the date is August 21, 2017, with respect to the consolidated financial statements of Andeavor Logistics LP included in its Current Report on Form 8-K dated August 21, 2017, and our report dated February 21, 2017, with respect to the effectiveness of internal control over financial reporting of Andeavor Logistics LP, included in its Annual Report (Form 10-K) for the year ended December 31, 2016, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Antonio, Texas

November 14, 2017